Exhibit 99.10

YOUR VOTE IS IMPORTANT! PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the evening prior to the meeting.

INTERNET

www.2voteproxy.com

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

FNB United Corp.

OR

TELEPHONE

1-800-830-3542

Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

PLEASE MARK THE BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:

SHAREHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY. YOUR VOTE IS VERY IMPORTANT TO US.

Board of Directors recommends a vote “FOR” Proposals 1-6. FOR AGAINST ABSTAIN

1. Approval of the issuance of shares of FNB United common stock to Bank of Granite Corporation stockholders in connection with the Merger contemplated by the Merger Agreement.

2. Approval of the issuance of up to 1,921,562,500 shares of FNB United common stock at $0.16 per share under the Investment Agreements and Subscription Agreements to affiliates of The Carlyle Group, Oak Hill Capital Partners, and to other investors in private placement transactions.

3. Approval of the issuance of up to 15,937,500 shares of FNB United common stock at $0.16 per share to director and prospective director and officer purchasers.

4. Approval of the issuance of FNB United common stock in an exchange transaction with the United States Department of the Treasury.

5. Approval of an amendment to FNB United’s Articles of Incorporation to increase the authorized shares of FNB United common stock from 150,000,000 to 2,500,000,000 and to increase the authorized shares of FNB United preferred stock from 200,000 to 10,000,000.

6. Approval of an amendment to FNB United’s Articles of Incorporation to effect a one-for-100 reverse stock split of FNB United common stock.

7. Election of Directors. Class I directors to serve for three-year terms expiring in 2014: (1) Darrell L. Frye, (2) Hal F. Huffman, Jr., (3) Lynn S. Lloyd. FOR All WITHHOLD All FOR All Except

The Board of Directors recommends a vote “FOR” each of the director nominees above.

Instructions: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) in the space provided:

The Board of Directors recommends a vote “FOR” Proposals 8-10. FOR AGAINST ABSTAIN

8. Non-binding approval of the compensation of FNB United’s executives.

9. Ratification of the appointment of Dixon Hughes Goodman LLP as FNB United’s auditors for 2011.

10. Approval of the proposal to adjourn the FNB United Annual Meeting, if necessary, to permit further solicitation of proxies to obtain additional votes in favor of the share issuance proposals, the TARP Exchange Proposal, the Share Increase Proposal and the Reverse Stock Split Proposal.

Please check box if you plan to attend the meeting:

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or other entity, please provide the full name of the corporation or entity and the name and title of the authorized individual signing on its behalf. If more than one trustee, all should sign. All joint owners must sign.

Signature(s) of Shareholder(s) Date

Signature (if held jointly) Date

FNB-PXC-1.03

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE FNB UNITED ANNUAL MEETING

The Notice and Proxy Statement are available at: http://www.cfpproxy.com/5513

PROXY TABULATOR P.O. BOX 859232 BRAINTREE, MA 02185-9232 Vote this proxy card TODAY! Your prompt response will save the expense of additional mailings.

FNB United Corp. 150 South Fayetteville Street Asheboro, NC 27203

Proxy for Annual Meeting of Shareholders – , 2011

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas A. Jordan and Eugene B. McLaurin, II, or either of them, proxies with full power of substitution to vote all shares of FNB United Corp. standing in the name of the undersigned at the above Annual Meeting of Shareholders to be held at AVS Banquet Centre, 2045 North Fayetteville Street, Asheboro, North Carolina, at 9:30 a.m. (local time), on , 2011, and all adjournments thereof. The shares represented by this proxy will be voted as instructed by you. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FNB-PXC-1.03